UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 27, 2007

CYBRA CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or Other Jurisdiction of Incorporation)

1365832	13-3303290
(Commission File Number)	(IRS Employer Identification No.)

One Executive Blvd., Yonkers, NY	10701
(Address of Principal Executive Offices)	Zip Code)

(914) 963-6600

Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On August 27, 2007, CYBRA Corporation (CYBRA) entered into three agreements with Solzon Corporation, Nashua, New Hampshire: (1) a Technology License Agreement; (2) Contractor Agreement for System Integration and Consulting Services; and (3) a Reseller Agreement. Pursuant to these Agreements, Solzon has assigned to CYBRA a perpetual world-wide license to utilize Solzon’s RFID for iSeries Product and Solzon has agreed to provide support of the installation and configuration of CYBRA’s EdgeMagic™ Application Software at certain of CYBRA’s customer facilities. Pursuant to these Agreements, Solzon will abandon future development of Solzon’s products and for so long as Solzon is a reseller of CYBRA’s products, and for a period of two years thereafter, Solzon will cease all sales and marketing of its products to any third party. If the CYBRA EdgeMagic™ product does not launch within one year, Solzon will be released from these obligations. Solzon will be available to answer customer’s RFID and associated real life (“Scar Tissue”) questions regarding application and customer needs. In addition, the parties entered in a two-year “Premier Reseller Software Licensing Agreement”, pursuant to which Solzon will market and sell CYBRA’s suite of software products anywhere in the world. For so long as Solzon acts as a reseller of CYBRA’s products, and for a period of two years thereafter, Solzon has agreed not to compete with CYBRA’s business.

The foregoing summary of Agreements is qualified in its entirety by reference to the copies of the referenced Agreements which are included herein as Exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits:

10.1	Form of Premier Reseller Software Licensing Agreement between CYBRA Corporation and Solzon Corporation dated August 27, 2007.

10.2	Form of Contractor Agreement for System Integration and Consulting Services between CYBRA Corporation and Solzon Corporation dated August 27, 2007.

10.3	Form of Technology License Agreement between CYBRA Corporation and Solzon Corporation dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRA CORPORATION

/s/ Harold Brand
Harold Brand
Chief Executive Officer

Date: September 26, 2007